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                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-00563, 333-01557, and 333-08371) of American
Management Systems, Incorporated of our report dated February 18, 1998, appearing on page 24, of the 1998 Financial Report which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 12 of this Form 10-K.




PRICEWATERHOUSECOOPERS LLP

Washington, D.C.
March 26, 1999








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